Exhibit 99.1

CONTACT

Investors:	Media:
Atish Shah	Farley Kern
Hyatt Hotels Corporation	Hyatt Hotels Corporation
312.780.5427	312.780.5506
atish.shah@hyatt.com	farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

HYATT REPORTS SECOND QUARTER 2013 RESULTS

CHICAGO (July 31, 2013)—Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today reported second quarter 2013 financial results as follows:

•	Adjusted EBITDA was $212 million in the second quarter of 2013 compared to $180 million in the second quarter of 2012, an increase of 17.8%.

•

Adjusted for special items, net income attributable to Hyatt was $70 million, or $0.43 per share, during the second quarter of 2013 compared to net income attributable to Hyatt of $39 million, or $0.24 per share, during the second quarter of 2012.

•

Net income attributable to Hyatt was $112 million, or $0.70 per share, during the second quarter of 2013 compared to net income attributable to Hyatt of $39 million, or $0.24 per share, in the second quarter of 2012.

•	Comparable owned and leased hotel RevPAR increased 7.1% (7.1% excluding the effect of currency) in the second quarter of 2013 compared to the second quarter of 2012.

•

Owned and leased hotel operating margins increased 150 basis points in the second quarter of 2013 compared to the second quarter of 2012. Comparable owned and leased hotel operating margins increased 230 basis points in the second quarter of 2013 compared to the second quarter of 2012.

•	Comparable systemwide RevPAR increased 3.9% (4.6% excluding the effect of currency) in the second quarter of 2013 compared to the second quarter of 2012.

•

Comparable U.S. full service hotel RevPAR increased 6.1% in the second quarter of 2013 compared to the second quarter of 2012. Comparable U.S. select service hotel RevPAR increased 6.0% in the second quarter of 2013 compared to the second quarter of 2012.

•	Sixteen properties were opened. As of June 30, 2013, the Company’s executed contract base consisted of approximately 200 hotels or 45,000 rooms.

•	The Company repurchased 4,768,636 shares of common stock at a weighted average price of $41.10 per share, for an aggregate purchase price of approximately $196 million.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, “Our second quarter of 2013 reflected ongoing positive trends in transient demand at U.S. hotels and strong average daily rate progression.

“Since the beginning of the year, we have executed on our strategy of expanding in new and attractive markets by opening a total of 24 hotels in the United States, India, France, China and South Korea. Eleven of these openings were conversions of existing hotels and drove strong fee growth in the quarter.

“Looking ahead, we remain focused on improving performance at existing hotels and expanding in new and attractive markets. We expect continued healthy levels of transient demand at U.S. hotels, and anticipate further rate growth. Over the short-term, we believe that U.S. group demand growth will be modest and that demand in certain markets, such as India and China, will be volatile. We remain confident in the long-term outlook for both transient and group segments.

“We continue to invest in our hotels and expect to spend approximately $250 million on capital expenditures in 2013, inclusive of $80 million towards construction of new hotels. Over the last five years, we have consistently committed capital to our owned hotels, which has resulted in a high-quality asset base that is well-positioned for outperformance and potential asset recycling in the years ahead.

“Consistent with our capital strategy, we continue to be focused on asset recycling, investment spending and pursuing new opportunities. During the quarter, we sold two properties at attractive pricing. We entered into franchise agreements for both hotels, thereby maintaining our brand presence in each market. We have increased our investment spending outlook for 2013 to over $500 million, inclusive of an expected $325 million investment in the all-inclusive resort segment. We expect to introduce our first two all-inclusive resorts, each in Mexico, by year-end.

“In the second quarter, we repurchased nearly $200 million of our stock. Since May of 2011, we have repurchased over $750 million of stock, thereby reducing our net shares outstanding by approximately 10%. Our balanced approach to capital expenditures, investment spending and return of capital to shareholders reflects our cash flow performance, business mix and strategic focus on asset recycling. We expect this to result in long-term value creation.”

SEGMENT RESULTS & OTHER ITEMS

Owned and Leased Hotels Segment

Total segment Adjusted EBITDA increased 9.8% in the second quarter of 2013 compared to the same period in 2012. Owned and leased Adjusted EBITDA increased 14.5% in second quarter of 2013 compared to the same period in 2012. Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA decreased 13.6% in the second quarter of 2013 compared to the same period in 2012. The decrease was primarily due to asset sales and weaker performance in certain international markets.

RevPAR for comparable owned and leased hotels increased 7.1% (7.1% excluding the effect of currency) in the second quarter of 2013 compared to the same period in 2012. Occupancy improved 60 basis points and ADR increased 6.3% (6.3% excluding the effect of currency) compared to the same period in 2012.

Revenue increased 8.3% in the second quarter of 2013 compared to the same period in 2012. Comparable hotel revenue increased 7.0% in the second quarter of 2013 compared to the same period in 2012.

Owned and leased hotel expenses increased 6.2% in the second quarter of 2013 compared to the same period in 2012. Excluding expenses related to benefit programs funded through Rabbi Trusts and non-comparable hotel expenses, expenses increased 3.8% in the second quarter of 2013 compared to the same period in 2012. See the table on page 10 of the accompanying schedules for a reconciliation of comparable owned and leased hotels expenses to owned and leased hotels expenses.

The following hotels were removed from the owned and leased portfolio during the second quarter:

•

Sold Hyatt Fisherman’s Wharf for approximately $104 million and Hyatt Santa Barbara for approximately $61 million. The Company entered into a franchise agreement for each property and therefore each hotel remains included in the Americas Management and Franchising segment.

Americas Management and Franchising Segment

Adjusted EBITDA increased 14.8% in the second quarter of 2013 compared to the same period in 2012.

RevPAR for comparable Americas full service hotels increased 5.5% (5.6% excluding the effect of currency) in the second quarter of 2013 compared to the same period in 2012. Occupancy increased 70 basis points and ADR increased 4.5% (4.7% excluding the effect of currency) compared to the same period in 2012.

Group rooms revenue at comparable U.S. full service hotels increased 5.2% in the second quarter of 2013 compared to the same period in 2012. Group room nights increased 0.4% and group ADR increased 4.8% in the second quarter of 2013 compared to the same period in 2012.

Transient rooms revenue at comparable U.S. full service hotels increased 6.9% in the second quarter of 2013 compared to the same period in 2012. Transient room nights increased 2.7% and transient ADR increased 4.1% in the second quarter of 2013 compared to the same period in 2012.

RevPAR for comparable Americas select service hotels increased 6.0% (6.0% excluding the effect of currency) in the second quarter of 2013 compared to the same period in 2012. Occupancy increased 150 basis points and ADR increased 4.1% (4.1% excluding the effect of currency) compared to the same period in 2012.

Revenue from management and franchise fees increased 8.7% in the second quarter of 2013 compared to the same period in 2012.

The following seven hotels were added to the portfolio during the second quarter:

•	Hyatt Regency Birmingham - The Wynfrey Hotel (franchised, 329 rooms)
•	Hyatt Union Square (franchised, 178 rooms)
•	Hyatt Place Chicago/River North (franchised, 212 rooms)
•	Hyatt Place Pensacola Airport (franchised, 127 rooms)
•	Hyatt House Atlanta/Cobb Galleria (franchised, 149 rooms)
•	Hyatt House Minot (franchised, 130 rooms)
•	Hyatt House Pittsburgh-Southside (franchised, 136 rooms)

Southeast Asia, China, Australia, South Korea and Japan (ASPAC) Management and Franchising Segment

Adjusted EBITDA increased 27.3% in the second quarter of 2013 compared to the same period in 2012.

RevPAR for comparable ASPAC hotels decreased 3.5% (0.7% excluding the effect of currency) in the second quarter of 2013 compared to the same period in 2012. Occupancy increased 20 basis points and ADR decreased 3.9% (1.1% excluding the effect of currency) compared to the same period in 2012. RevPAR was negatively impacted by displacement due to renovations as well as weak market conditions in China.

Revenue from management and franchise fees increased 4.8% in the second quarter of 2013 compared to the same period in 2012. Revenue benefited from $2 million of non-recurring license fees.

The following hotel was added to the portfolio during the second quarter:

•	Grand Hyatt Shenyang, China (managed, 329 rooms)

Europe, Africa, Middle East and Southwest Asia (EAME/SW Asia) Management Segment

Adjusted EBITDA increased 150.0% in the second quarter of 2013 compared to the same period in 2012. The increase was primarily due to newly converted hotels, which are seasonally stronger in the second quarter.

RevPAR for comparable EAME/SW Asia hotels increased 5.3% (6.1% excluding the effect of currency) in the second quarter of 2013 compared to the same period in 2012. Occupancy increased 540 basis points and ADR decreased 3.2% (2.5% excluding the effect of currency) compared to the same period in 2012.

Revenue from management and franchise fees increased 75.0% in the second quarter of 2013 compared to the same period in 2012. The increase was primarily due to newly converted hotels, which are seasonally stronger in the second quarter.

The following eight hotels were added to the portfolio during the second quarter:

•	Grand Hyatt Cannes Hôtel Martinez, France (managed, 409 rooms)
•	Hyatt Regency Nice Palais de la Méditerranée, France (managed, 187 rooms)
•	Hyatt Regency Paris Etoile, France (managed, 950 rooms)
•	Hôtel du Louvre - Paris, a Hyatt Hotel, France (managed, 177 rooms)
•	Hyatt Regency Gurgaon, India (managed, 451 rooms)
•	Hyatt Bangalore, India (managed, 143 rooms)

•	Hyatt Hyderabad, India (managed, 166 rooms)
•	Hyatt Pune, India (managed, 209 rooms)

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses increased by 7.1% in the second quarter of 2013 compared to the same period in 2012. Adjusted selling, general, and administrative expenses increased by 1.4% in the second quarter of 2013 compared to the same period in 2012. See the table on page 9 of the accompanying schedules for a reconciliation of adjusted selling, general, and administrative expenses to selling, general, and administrative expenses.

OPENINGS AND FUTURE EXPANSION

Sixteen hotels were added in the second quarter of 2013, each of which is listed above.

The Company expects that a significant number of new properties will be opened under various Company brands in the future. As of June 30, 2013 this effort was underscored by executed management or franchise contracts for approximately 200 hotels (or approximately 45,000 rooms) across all brands. The executed contracts represent potential entry into several new countries and expansion into new markets or markets in which the Company is under-represented.

SHARE REPURCHASE

During the second quarter of 2013, the Company repurchased 4,768,636 shares of common stock at a weighted average price of $41.10 per share, for an aggregate purchase price of approximately $196 million. Of this total, the Company repurchased 1,861,757 shares of Class A common stock at a weighted average purchase price of $40.69, for an aggregate purchase price of approximately $76 million and 2,906,879 shares of Class B common stock at a weighted average price of $41.36, for an aggregate purchase price of approximately $120 million. From July 1 through July 26, 2013, the Company repurchased 601,453 shares of Class A common stock at a weighted average price of $41.18 per share, for an aggregate purchase price of approximately $25 million, and had approximately $15 million remaining under its repurchase authorization as of July 26, 2013.

CORPORATE FINANCE

During the quarter, the Company completed the following transactions:

•	Sold Hyatt Fisherman’s Wharf (313 rooms) for approximately $104 million.
•	Sold Hyatt Santa Barbara (195 rooms) for approximately $61 million.
•	Redeemed all of our outstanding 5.750% senior notes due 2015 for $278 million.
•

Completed a tender offer of our 6.875% Senior Notes due in 2019 resulting in a cash outflow, including the early tender premium, of $66 million. $196 million of our 6.875% Senior Notes due in 2019 remains outstanding.

•	Sold $350 million of 3.375% Senior Notes due July 15, 2023 at a public offering price of 99.498%.

Subsequent to the end of the quarter, the Company:

•	Announced plans to enter the all-inclusive resort segment by investing $325 million in a joint venture.
•	Received a full repayment of a $277 million note receivable related to Hyatt Regency Waikiki, which matured in July 2013.

On June 30, 2013, the Company had total debt of approximately $1.3 billion.

On June 30, 2013, the Company had cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of approximately $718 million and short-term investments of approximately $87 million.

On June 30, 2013, the Company had undrawn borrowing availability of approximately $1.4 billion under its revolving credit facility.

2013 INFORMATION

The Company is providing the following information for the 2013 fiscal year:

•	Adjusted SG&A expense is expected to be approximately $310 million.
•

Capital expenditures are expected to be approximately $250 million, including approximately $80 million for investment in new properties, such as Grand Hyatt Rio de Janeiro, Hyatt Place Omaha and other properties.

•

In addition to the capital expenditures described above, investment spending is expected to be over $500 million. Investment spending includes acquisitions, equity investments in joint ventures, debt investments, contract acquisition costs, or other investments. Investment spending includes the acquisition of the Driskill Hotel and the expected investment in the all-inclusive resort segment.

•	Depreciation and amortization expense is expected to be approximately $340 million.
•	Interest expense is expected to be approximately $70 million.
•	Expects to open over 40 hotels in 2013.

CONFERENCE CALL INFORMATION

The Company will hold an investor conference call today, July 31, 2013, at 10:30 a.m. CT. The Company requests that questions be submitted via email to earnings@hyatt.com by 9:00 a.m. CT. Hyatt management will read and respond to as many submitted questions as possible. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company’s website at http://www.hyatt.com and selecting the Investor Relations link located at the bottom of the page, or by dialing 857.244.7315, passcode #76926094, approximately 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, a replay will be available from 1:00 p.m. CT on July 31, 2013 through midnight on August 7, 2013 by dialing 617.801.6888, passcode #14695124. Additionally, an archive of the webcast will be available on the Investor Relations website for approximately 90 days.

DEFINITIONS

Adjusted EBITDA

We use the term Adjusted EBITDA throughout this earnings release. Adjusted EBITDA, as we define it, is a non-GAAP measure. We define consolidated Adjusted EBITDA as net income attributable to Hyatt Hotels Corporation plus our pro-rata share of unconsolidated hospitality ventures Adjusted EBITDA based on our ownership percentage of each venture, adjusted to exclude the following items:

•	equity losses from unconsolidated hospitality ventures;
•	asset impairments;
•	gains on sales of real estate;
•	other income (loss), net;
•	depreciation and amortization;
•	interest expense; and
•	provision for income taxes.

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments to corporate and other Adjusted EBITDA.

Our Board of Directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our Board of Directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA or some combination of both.

We believe Adjusted EBITDA is useful to investors because it provides investors the same information that we use internally for purposes of assessing our operating performance and making selected compensation decisions.

Adjusted EBITDA is not a substitute for net income attributable to Hyatt Hotels Corporation, net income, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA supplementally.

Adjusted Selling, General, and Administrative Expense

Adjusted selling, general, and administrative expenses exclude the impact of expenses related to benefit programs funded through rabbi trusts.

Comparable Owned and Leased Hotel Operating Margin

We define Comparable Owned and Leased Hotel Operating Margin as the difference between comparable owned and leased hotels revenue and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenue is calculated by removing non-comparable hotels revenue from owned and leased hotels revenue as reported in our condensed consolidated statements of income. Comparable owned and leased hotel expenses is calculated by removing both non-comparable hotels expenses and the impact of expenses funded through rabbi trusts from owned and leased hotel expenses as reported in our condensed consolidated statements of income.

Comparable Hotels

Comparable systemwide hotels represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. We may use variations of comparable systemwide hotels to specifically refer to comparable systemwide Americas full service or select service hotels for those properties that we manage or franchise within the Americas management and franchising segment, comparable systemwide ASPAC full service hotels for those properties that we manage or franchise within the ASPAC management and franchising segment, or comparable systemwide EAME/SW Asia full service hotels for those properties that we manage within the EAME/SW Asia management segment. Comparable operated hotels is defined the same as Comparable systemwide hotels with the exception that it is limited to only those hotels we manage or operate and excludes hotels we franchise. “Comparable owned and leased hotels” represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable systemwide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in the industry. Non-comparable systemwide hotels or Non-comparable owned and leased hotels represent all hotels that do not meet the respective definition of comparable as defined above.

Revenue per Available Room (RevPAR)

RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in the industry.

RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as there is no substantial effect on variable costs.

Average Daily Rate (ADR)

ADR represents hotel room revenues, divided by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy

Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

Select service

The term select service includes the brands Hyatt Place and Hyatt House. These properties have limited food and beverage outlets and do not offer comprehensive business or banquet facilities but rather are suited to serve smaller business meetings.

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, occupancy and ADR trends, market share, margin trends, the number of properties we expect to open in the future, our expected adjusted SG&A expense, capital expenditures, investment spending, depreciation and amortization expense and interest expense estimates, financial performance, expected funding under performance guarantees, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, general economic uncertainty in key global markets, the rate and pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to short and medium-term group bookings; our ability to successfully achieve certain levels of operating profit at hotels that have performance guarantees with our third-party owners; the impact of hotel renovations; our ability to successfully execute and implement our organizational realignment; loss of key personnel, including as a result of our organizational realignment; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; foreign exchange rate fluctuations or currency restructurings; general volatility of the capital markets; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt House® brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt ResidencesTM and Hyatt Residence ClubTM. As of June 30, 2013, the Company’s worldwide portfolio consisted of 524 properties in 46 countries. For more information, please visit www.hyatt.com.

# # #

Tables to follow

Hyatt Hotels Corporation

Table of Contents

Financial Information (unaudited)

1.	Condensed Consolidated Statements of Income
2.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation
3.	Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Three Months Ended June 30, 2013 and 2012
4.	Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Six Months Ended June 30, 2013 and 2012
5.	Segment Financial Summary
6.	Hotel Chain Statistics - Comparable Locations
7.	Hotel Brand Statistics - Comparable Locations
8.	Fee Summary
9.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses
10.	Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin
11.	Net Gains (Losses) and Interest Income from Marketable Securities Held to Fund Operating Programs
12.	Capital Expenditures and Investment Spending Summary
13.	Properties and Rooms / Units by Geography
14.	Properties and Rooms / Units by Brand

Hyatt Hotels Corporation

Condensed Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2013 and 2012

(in millions, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
REVENUES:
Owned and leased hotels	$572	$528	$1,064	$1,001
Management and franchise fees	96	80	171	159
Other revenues	21	20	41	37
Other revenues from managed properties (a)	403	386	791	775

Total revenues	1,092	1,014	2,067	1,972
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	413	389	804	766
Depreciation and amortization	85	89	173	175
Other direct costs	8	7	15	13
Selling, general, and administrative	75	70	159	163
Other costs from managed properties (a)	403	386	791	775

Direct and selling, general, and administrative expenses	984	941	1,942	1,892
Net gains (losses) and interest income from marketable securities held to fund operating programs	—	(4)	10	10
Equity losses from unconsolidated hospitality ventures	(5)	—	(6)	(1)
Interest expense	(16)	(17)	(33)	(35)
Asset impairments	(3)	—	(11)	—
Gains on sales of real estate	99	—	99	—
Other income (loss), net	(16)	5	(14)	17

INCOME BEFORE INCOME TAXES	167	57	170	71
PROVISION FOR INCOME TAXES	(55)	(18)	(50)	(22)

NET INCOME	112	39	120	49
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	—	—

NET INCOME ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$112	$39	$120	$49

EARNINGS PER SHARE - Basic
Net income	$0.70	$0.24	$0.75	$0.30
Net income attributable to Hyatt Hotels Corporation	$0.70	$0.24	$0.75	$0.30
EARNINGS PER SHARE - Diluted
Net income	$0.70	$0.24	$0.75	$0.30
Net income attributable to Hyatt Hotels Corporation	$0.70	$0.24	$0.75	$0.30

Basic share counts	159.8	165.9	160.9	165.7
Diluted share counts	160.2	166.0	161.3	166.0

(a)	The Company includes in total revenues the reimbursement of costs incurred on behalf of managed hotel property owners with no added margin and includes in direct and selling, general, and administrative expenses these reimbursed costs. These costs relate primarily to payroll costs where the Company is the employer.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income

Attributable to Hyatt Hotels Corporation

The table below provides a reconciliation of consolidated Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to net income attributable to Hyatt Hotels Corporation. Adjusted EBITDA, as the Company defines it, is a non-GAAP financial measure. See Definitions for our definition of Adjusted EBITDA and why we present it.

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Adjusted EBITDA	$212	$180	$343	$305
Equity losses from unconsolidated hospitality ventures	(5)	—	(6)	(1)
Asset impairments	(3)	—	(11)	—
Gains on sales of real estate	99	—	99	—
Other income (loss), net	(16)	5	(14)	17
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	(19)	(22)	(35)	(40)

EBITDA	$268	$163	$376	$281
Depreciation and amortization	(85)	(89)	(173)	(175)
Interest expense	(16)	(17)	(33)	(35)
Provision for income taxes	(55)	(18)	(50)	(22)

Net income attributable to Hyatt Hotels Corporation	$112	$39	$120	$49

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Summary of Special Items - Three Months Ended June 30, 2013 and 2012

The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the three months ended June 30, 2013 and 2012, respectively.

(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income	Three Months Ended June 30,
		2013	2012
Net income attributable to Hyatt Hotels Corporation		$112	$39

Earnings per share		$0.70	$0.24

Special items
Gains on sales of real estate (a)	Gains on sales of real estate	(99)	—
Gain on sale of artwork	Other income (loss), net	(29)	—
Asset impairments (b)	Asset impairments	3	—
Charitable contribution to Hyatt Thrive Foundation (c)	Other income (loss), net	20	—
Debt settlement costs (d)	Other income (loss), net	35	—
Marketable securities (e)	Other income (loss), net	—	(9)
Realignment costs (f)	Other income (loss), net	—	7
Transaction costs (g)	Other income (loss), net	—	1
Unconsolidated hospitality ventures impairment (h)	Equity losses from unconsolidated hospitality ventures	—	1

Total special items - pre-tax		(70)	—
Income tax (provision) benefit for special items	Provision for income taxes	28	—

Total special items - after-tax		(42)	—

Special items impact per share		$(0.27)	$—

Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$70	$39

Earnings per share, adjusted for special items		$0.43	$0.24

(a)	Gains on sales of real estate - Represents gains on the sale of Hyatt Fisherman’s Wharf and Hyatt Santa Barbara, which were sold subject to franchise agreements.
(b)	Asset impairments - We recorded a $3 million impairment charge related to a property that was classified as held for sale at June 30, 2013.
(c)	Charitable contribution to Hyatt Thrive Foundation - We committed to fund $20 million to a charitable foundation that we recently formed with the intent that the foundation will fund charitable activities over time.
(d)	Debt settlement costs - We incurred $35 million in debt settlement costs for the redemption of our 2015 Notes and the tender of a portion of our 2019 Notes.
(e)	Marketable securities - Represents (gains) losses on investments in trading securities not used to fund operating programs.
(f)	Realignment costs - Represents costs incurred as part of our Company’s realignment in 2012.
(g)	Transaction costs - We incurred $1 million in transaction costs to acquire the Hyatt Regency Mexico City in 2012.
(h)	Unconsolidated hospitality ventures impairment - During the three months ended June 30, 2012, we recorded an impairment charge of $1 million related to an investment in a vacation ownership property.

Hyatt Hotels Corporation

Summary of Special Items - Six Months Ended June 30, 2013 and 2012

The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the six months ended June 30, 2013 and 2012, respectively.

(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income	Six Months Ended June 30,
		2013	2012
Net income attributable to Hyatt Hotels Corporation		$120	$49

Earnings per share		$0.75	$0.30

Special items
Gains on sales of real estate (a)	Gains on sales of real estate	(99)	—
Gain on sale of artwork	Other income (loss), net	(29)	—
Foreign currency translation loss on sale of joint venture (b)	Equity losses from unconsolidated hospitality ventures	2	—
Asset impairments (c)	Asset impairments	11	—
Charitable contribution to Hyatt Thrive Foundation (d)	Other income (loss), net	20	—
Debt settlement costs (e)	Other income (loss), net	35	—
Marketable securities (f)	Other income (loss), net	—	(17)
Realignment costs (g)	Other income (loss), net	—	7
Transaction costs (h)	Other income (loss), net	—	1
Unconsolidated hospitality ventures impairment (i)	Equity losses from unconsolidated hospitality ventures	—	1

Total special items - pre-tax		(60)	(8)
Income tax (provision) benefit for special items	Provision for income taxes	24	3

Total special items - after-tax		(36)	(5)

Special items impact per share		$(0.23)	$(0.03)

Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$84	$44

Earnings per share, adjusted for special items		$0.52	$0.27

(a)	Gains on sales of real estate - Represents gains on the sale of Hyatt Fisherman’s Wharf and Hyatt Santa Barbara, which were sold subject to franchise agreements.
(b)	Foreign currency translation loss on sale of joint venture - During the six months ended June 30, 2013, we had a foreign currency translation loss of $2 million as a result of the sale of our interest in a foreign joint venture.
(c)	Asset impairments - We recorded a $3 million impairment charge related to a property that was classified as held for sale at June 30, 2013. In conjunction with our regular assessment of impairment indicators, we identified property and equipment whose carrying values exceeded its fair value, and as a result, we recorded an $8 million impairment charge during the first quarter of 2013.
(d)	Charitable contribution to Hyatt Thrive Foundation - We committed to fund $20 million to a charitable foundation that we recently formed with the intent that the foundation will fund charitable activities over time.
(e)	Debt settlement costs - We incurred $35 million in debt settlement costs for the redemption of our 2015 Notes and the tender of a portion of our 2019 Notes.
(f)	Marketable securities - Represents (gains) losses on investments in trading securities not used to fund operating programs.
(g)	Realignment costs - Represents costs incurred as part of our Company’s realignment in 2012.
(h)	Transaction costs - We incurred $1 million in transaction costs to acquire the Hyatt Regency Mexico City in 2012.
(i)	Unconsolidated hospitality ventures impairment - During the six months ended June 30, 2012, we recorded an impairment charge of $1 million related to an investment in a vacation ownership property.

Hyatt Hotels Corporation

Segment Financial Summary

(in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2013	2012	Change ($)	Change (%)	2013	2012	Change ($)	Change (%)
Revenue
Owned and leased	$572	$528	$44	8.3%	$1,064	$1,001	$63	6.3%
Americas	75	69	6	8.7%	139	133	6	4.5%
ASPAC	22	21	1	4.8%	41	43	(2)	(4.7)%
EAME/SW Asia	28	16	12	75.0%	43	31	12	38.7%

Total management and franchising	125	106	19	17.9%	223	207	16	7.7%
Corporate and other	21	20	1	5.0%	41	37	4	10.8%
Other revenues from managed properties	403	386	17	4.4%	791	775	16	2.1%
Eliminations	(29)	(26)	(3)	(11.5)%	(52)	(48)	(4)	(8.3)%

Total revenues	$1,092	$1,014	$78	7.7%	$2,067	$1,972	$95	4.8%

Adjusted EBITDA
Owned and leased	$126	$110	$16	14.5%	$205	$185	$20	10.8%
Pro rata share of unconsolidated hospitality ventures	19	22	(3)	(13.6)%	35	40	(5)	(12.5)%

Total owned and leased	145	132	13	9.8%	240	225	15	6.7%
Americas management and franchising	62	54	8	14.8%	110	100	10	10.0%
ASPAC management and franchising	14	11	3	27.3%	23	22	1	4.5%
EAME/SW Asia management	20	8	12	150.0%	28	14	14	100.0%
Corporate and other	(29)	(25)	(4)	(16.0)%	(58)	(56)	(2)	(3.6)%

Adjusted EBITDA	$212	$180	$32	17.8%	$343	$305	$38	12.5%

Hyatt Hotels Corporation

Hotel Chain Statistics

Comparable Locations

	Three Months Ended June 30,		Change	Change (in constant $)	Six Months Ended June 30,		Change	Change (in constant $)
	2013	2012			2013	2012
Owned and leased hotels (# hotels) (a)
Full service (42)
ADR	$213.96	$200.18	6.9%	6.8%	$212.18	$200.87	5.6%	5.5%
Occupancy	78.7%	78.5%	0.2% pts		74.3%	74.3%	— % pts
RevPAR	$168.28	$157.23	7.0%	6.9%	$157.63	$149.32	5.6%	5.5%
Select service (53)
ADR	$113.93	$108.29	5.2%	5.2%	$111.50	$106.08	5.1%	5.1%
Occupancy	82.8%	80.9%	1.9% pts		78.0%	76.4%	1.6 % pts
RevPAR	$94.30	$87.66	7.6%	7.6%	$86.91	$81.01	7.3%	7.3%
Comparable owned and leased hotels (95)
ADR	$184.17	$173.22	6.3%	6.3%	$182.26	$173.12	5.3%	5.2%
Occupancy	79.8%	79.2%	0.6% pts		75.3%	74.9%	0.4% pts
RevPAR	$147.03	$137.25	7.1%	7.1%	$137.32	$129.7	5.9%	5.8%
Managed and franchised hotels (# hotels; includes owned and leased hotels)
Americas
Full service (137)
ADR	$181.42	$173.54	4.5%	4.7%	$179.76	$172.65	4.1%	4.3%
Occupancy	78.2%	77.5%	0.7% pts		73.9%	73.9%	— % pts
RevPAR	$141.94	$134.56	5.5%	5.6%	$132.88	$127.58	4.2%	4.3%
Select service (214)
ADR	$108.85	$104.57	4.1%	4.1%	$108.47	$104.32	4.0%	4.0%
Occupancy	80.1%	78.6%	1.5% pts		76.4%	74.8%	1.6% pts
RevPAR	$87.15	$82.18	6.0%	6.0%	$82.84	$77.98	6.2%	6.2%
ASPAC
Full service (48)
ADR	$228.15	$237.41	(3.9)%	(1.1)%	$227.96	$236.85	(3.8)%	(1.2)%
Occupancy	67.3%	67.1%	0.2% pts		66.0%	65.5%	0.5% pts
RevPAR	$153.61	$159.24	(3.5)%	(0.7)%	$150.36	$155.13	(3.1)%	(0.5)%
EAME/SW Asia
Full service (50)
ADR	$229.69	$237.32	(3.2)%	(2.5)%	$233.81	$240.79	(2.9)%	(1.7)%
Occupancy	66.5%	61.1%	5.4% pts		65.0%	60.1%	4.9% pts
RevPAR	$152.75	$145.10	5.3%	6.1%	$151.95	$144.82	4.9%	6.2%
Comparable systemwide hotels (449)
ADR	$175.22	$171.60	2.1%	2.8%	$174.92	$171.73	1.9%	2.6%
Occupancy	75.7%	74.4%	1.3% pts		72.3%	71.3%	1.0% pts
RevPAR	$132.69	$127.73	3.9%	4.6%	$126.46	$122.52	3.2%	4.0%

(a)	Owned and leased hotel figures do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation

Hotel Brand Statistics

Comparable Locations

	Three Months Ended June 30,		Change	Change (in constant $)	Six Months Ended June 30,		Change	Change (in constant $)
	2013	2012			2013	2012

Systemwide (# hotels; includes owned, leased, managed and franchised hotels)

Park Hyatt (27)
ADR	$340.15	$346.68	(1.9)%	(0.5)%	$347.24	$352.58	(1.5)%	— %
Occupancy	66.6%	61.2%	5.4% pts		65.1%	60.7%	4.4% pts
RevPAR	$226.67	$212.23	6.8%	8.3%	$226.21	$214.03	5.7%	7.4%

Andaz (8)
ADR	$284.88	$282.61	0.8%	1.3%	$273.36	$271.73	0.6%	1.0%
Occupancy	80.9%	81.9%	(1.0)% pts		75.2%	75.0%	0.2% pts
RevPAR	$230.44	$231.43	(0.4)%	0.1%	$205.64	$203.73	0.9%	1.4%

Grand Hyatt (36)
ADR	$242.30	$239.95	1.0%	2.1%	$240.75	$239.16	0.7%	1.8%
Occupancy	75.4%	74.6%	0.8% pts		73.3%	73.3%	— % pts
RevPAR	$182.81	$178.97	2.1%	3.2%	$176.53	$175.42	0.6%	1.8%

Hyatt (25)
ADR	$170.40	$163.40	4.3%	4.2%	$168.71	$161.02	4.8%	4.7%
Occupancy	78.2%	77.8%	0.4% pts		72.8%	72.5%	0.3% pts
RevPAR	$133.33	$127.11	4.9%	4.8%	$122.80	$116.78	5.2%	5.1%

Hyatt Regency (139)
ADR	$169.55	$166.23	2.0%	2.7%	$168.87	$165.76	1.9%	2.6%
Occupancy	74.4%	73.2%	1.2% pts		70.7%	70.0%	0.7% pts
RevPAR	$126.09	$121.76	3.6%	4.3%	$119.41	$115.96	3.0%	3.7%

Hyatt Place (161)
ADR	$103.21	$99.11	4.1%	4.1%	$102.65	$98.80	3.9%	3.9%
Occupancy	78.8%	77.6%	1.2% pts		75.3%	74.0%	1.3% pts
RevPAR	$81.35	$76.93	5.7%	5.7%	$77.26	$73.13	5.6%	5.6%

Hyatt House (53)
ADR	$123.42	$118.85	3.9%	3.9%	$123.58	$118.85	4.0%	4.0%
Occupancy	83.4%	81.2%	2.2% pts		79.4%	76.8%	2.6% pts
RevPAR	$102.99	$96.55	6.7%	6.7%	$98.10	$91.23	7.5%	7.5%

Hyatt Hotels Corporation

Fee Summary

(in millions)

	Three Months Ended June 30,		Change ($)	Change (%)	Six Months Ended June 30,		Change ($)	Change (%)
	2013	2012			2013	2012
Fees
Base management fees	$43	$40	$3	7.5%	$80	$78	$2	2.6%
Incentive management fees	35	26	9	34.6%	60	52	8	15.4%
Franchise fees and other revenue	18	14	4	28.6%	31	29	2	6.9%

Total fees	$96	$80	$16	20.0%	$171	$159	$12	7.5%

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses

Results of operations as presented on condensed consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in selling, general, and administrative expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trust investments.

(in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2013	2012	Change ($)	Change (%)	2013	2012	Change ($)	Change (%)
Adjusted selling, general, and administrative expenses (a)	$75	$74	$1	1.4%	$152	$157	$(5)	(3.2)%
Rabbi trust impact	—	(4)	4	100.0%	7	6	1	16.7%

Selling, general, and administrative expenses	$75	$70	$5	7.1%	$159	$163	$(4)	(2.5)%

(a)	Segment breakdown for adjusted selling, general, and administrative expenses.

	Three Months Ended June 30,		Change ($)	Change (%)	Six Months Ended June 30,		Change ($)	Change (%)
	2013	2012			2013	2012
Americas management and franchising	$13	$14	$(1)	(7.1)%	$28	$32	$(4)	(12.5)%
ASPAC management and franchising	8	10	(2)	(20.0)%	17	20	(3)	(15.0)%
EAME/SW Asia management	8	8	—	— %	16	18	(2)	(11.1)%
Owned and leased	3	3	—	— %	6	6	—	— %
Corporate and other (1)	43	39	4	10.3%	85	81	4	4.9%

Adjusted selling, general, and administrative expenses	$75	$74	$1	1.4%	$152	$157	$(5)	(3.2)%

(1)	Corporate and other includes vacation ownership expenses of $7 million for both the three months ended June 30, 2013 and 2012, respectively, and $15 million for both the six months ended June 30, 2013 and 2012, respectively.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin

Below is a breakdown of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotel operating margin percentages. Results of operations as presented on the condensed consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.

(in millions)

	Three Months Ended June 30,		Change ($)	Change (%)	Six Months Ended June 30,		Change ($)	Change (%)
	2013	2012			2013	2012
Revenue
Comparable owned and leased hotels	$536	$501	$35	7.0%	$999	$956	$43	4.5%
Non-comparable hotels	36	27	9	33.3%	65	45	20	44.4%

Owned and leased hotels revenue	$572	$528	$44	8.3%	$1,064	$1,001	$63	6.3%

Expenses
Comparable owned and leased hotels	$386	$372	$14	3.8%	$751	$732	$19	2.6%
Non-comparable hotels	26	18	8	44.4%	49	31	18	58.1%
Rabbi trust	1	(1)	2	200.0%	4	3	1	33.3%

Owned and leased hotels expense	$413	$389	$24	6.2%	$804	$766	$38	5.0%

Owned and leased hotel operating margin percentage	27.8%	26.3%		1.5%	24.4%	23.5%		0.9%

Comparable owned and leased hotel operating margin percentage	28.0%	25.7%		2.3%	24.8%	23.4%		1.4%

Hyatt Hotels Corporation

Net gains (losses) and interest income from marketable securities held to fund operating programs

The table below provides a reconciliation of net gains and interest income from marketable securities held to fund operating programs, all of which are completely offset within other line items of our condensed consolidated statements of income, thus having no net impact to our earnings. The gains or losses on securities held in rabbi trusts are offset to our owned and leased hotels expense for our hotel staff and selling, general, and administrative expenses for our corporate staff and personnel supporting our business segments. The gains or losses on securities held to fund our Hyatt Gold Passport program for our owned and leased hotels are offset by corresponding changes to our owned and leased hotel revenues. The table below shows the amounts recorded to the respective offsetting account.

(in millions)

	Three Months Ended June 30,		Change ($)	Change (%)	Six Months Ended June 30,		Change ($)	Change (%)
	2013	2012			2013	2012
Rabbi trust impact allocated to selling, general, and administrative expenses	$—	$(4)	$4	100.0%	$7	$6	$1	16.7%
Rabbi trust impact allocated to owned and leased hotels expense	1	(1)	2	200.0%	4	3	1	33.3%
Net gains (losses) and interest income from marketable securities held to fund our Gold Passport program allocated to owned and leased hotels revenue	(1)	1	(2)	(200.0)%	(1)	1	(2)	(200.0)%

Net gains (losses) and interest income from marketable securities held to fund operating programs	$—	$(4)	$4	100.0%	$10	$10	$—	— %

Hyatt Hotels Corporation

Capital Expenditures and Investment Spending Summary

($ in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Capital Expenditures
Maintenance	$17	$20	$31	$43
Enhancements to existing properties	16	32	36	84
Investment in new properties	16	10	25	30

Total	$49	$62	$92	$157

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Investment Spending
Acquisitions, net of cash acquired	$—	$179	$85	$179
Investments (equity, debt and other)	37	78	73	108

Total	$37	$257	$158	$287

Hyatt Hotels Corporation

Properties and Rooms / Units by Geography

	June 30, 2013		March 31, 2013		December 31, 2012		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Owned and leased hotels (a)
Full service hotels
United States	30	14,216	32	14,724	31	14,536	(2)	(508)	(1)	(320)
Other Americas	4	2,102	4	2,102	4	2,102	0	0	0	0
ASPAC	1	601	1	601	1	601	0	0	0	0
EAME/SW Asia	11	2,438	11	2,438	11	2,441	0	0	0	(3)
Select service hotels
United States	53	7,242	53	7,243	56	7,669	0	(1)	(3)	(427)

Total owned and leased hotels	99	26,599	101	27,108	103	27,349	(2)	(509)	(4)	(750)

Managed and franchised hotels (includes owned and leased hotels)
Americas
Full service hotels
United States managed	103	54,873	105	54,910	104	54,722	(2)	(37)	(1)	151
Other Americas managed	15	5,800	15	5,802	15	5,802	0	(2)	0	(2)
Franchised	28	8,511	24	7,496	24	7,515	4	1,015	4	996

Subtotal	146	69,184	144	68,208	143	68,039	2	976	3	1,145
Select service hotels
United States managed	92	12,329	92	12,330	96	12,929	0	(1)	(4)	(600)
Other Americas managed	1	120	1	120	1	120	0	0	0	0
Franchised	140	18,715	135	17,958	128	16,774	5	757	12	1,941

Subtotal	233	31,164	228	30,408	225	29,823	5	756	8	1,341
ASPAC
Full service hotels
ASPAC managed	54	21,049	53	20,746	51	20,016	1	303	3	1,033
ASPAC franchised	2	988	2	988	2	988	0	0	0	0

Subtotal	56	22,037	55	21,734	53	21,004	1	303	3	1,033

EAME/SW Asia
Full service hotels
EAME managed	37	9,802	33	8,079	33	8,084	4	1,723	4	1,718
SW Asia managed	26	7,411	22	6,442	20	6,014	4	969	6	1,397

Subtotal	63	17,213	55	14,521	53	14,098	8	2,692	10	3,115
Select service hotels
SW Asia managed	1	115	1	115	1	115	0	0	0	0

Subtotal	1	115	1	115	1	115	0	0	0	0

Total managed and franchised hotels	499	139,713	483	134,986	475	133,079	16	4,727	24	6,634

Vacation ownership	15	963	15	963	15	963	0	0	0	0
Residential	10	1,102	10	1,102	10	1,102	0	0	0	0

Total properties and rooms/units	524	141,778	508	137,051	500	135,144	16	4,727	24	6,634

(a)	Owned and leased hotel figures do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation

Properties and Rooms / Units by Brand

	June 30, 2013		March 31, 2013		December 31, 2012		QTD Change		YTD Change
Brand	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Park Hyatt	31	6,270	31	6,270	30	6,014	0	0	1	256
Andaz	9	1,820	9	1,823	9	1,823	0	(3)	0	(3)
Hyatt	37	8,314	33	7,824	28	6,948	4	490	9	1,366
Grand Hyatt	40	22,245	38	21,513	38	21,515	2	732	2	730
Hyatt Regency	148	69,785	143	67,033	144	66,841	5	2,752	4	2,944
Hyatt Place	177	23,261	175	22,920	172	22,335	2	341	5	926
Hyatt House	57	8,018	54	7,603	54	7,603	3	415	3	415
Vacation Ownership and Residential	25	2,065	25	2,065	25	2,065	0	0	0	0

Total	524	141,778	508	137,051	500	135,144	16	4,727	24	6,634